REFERENCE 10.2  PUBLIC FINANCIAL SERVICES, LLC AGREEMENT

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of this 18th day of May, 2010, between Public Financial Services, LLC, a Florida limited liability corporation (herein referred to as “Consultant”) and American Realty Funds Corporation a Tennessee corporation (herein referred to as the “Company”).

WITNESSETH:

A. Whereas, the Consultant routinely provides various consulting services to management of public and private companies;

B. Whereas, the Company requires assistance with various matters pertaining to becoming a publicly held Company;

C. Whereas, the Company desires to engage Consultant and Consultant desires to accept the engagement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.

Appointment and Engagement

The Company hereby appoints and engages Consultant and Consultant accepts such appointment and engagement.

2.

Authority and Description of Services

A. Services.

During the term of this Agreement, Consultant will provide some or all of the following services involving the Company from time to time as requested by the Company during the term of this Agreement:

(i)

Assist in the compilation of information necessary for subscription materials for an offering of the Company’s securities pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”);

(ii)

Assist in the compilation of information necessary for a Registration Statement under the 1933 Act (the “Registration Statement”);

(iii)

Assist in the location and engagement of a securities attorney;

(iv)

Assist in the compilation of information as requested by the securities attorney;

(v)

Advise on selecting auditors to prepare an audit of financial statements for the required number of years in conformity with the relevant GAAP;

(vi)

Assistance with selection of market maker for the filing of a Form 211 application for quotation of the Company’s securities with the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

(vii)

Provide advice on responses to registration statement comments by the Securities and Exchange Commission (“SEC”) or comments by the FINRA regarding the Company’s securities being quoted.

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 1

3.

Compensation

Upon execution of this Agreement, the Company hereby agrees to pay Consultant a non-refundable flat fee as follows:

i. A Promissory Note for a total fee of $30,000, payable as follows: (a) $20,000 upon execution of this Agreement; (b) $5,000 upon notification by the SEC that the registration statement referred to in 3ii below has been declared effective by the SEC; (c)  $5,000 upon notification that the common shares have been approved for publication, listing, or quotation. The terms of the Promissory Note shall be governed by the Form of Promissory Note attached hereto as Exhibit A and made a part hereof; and

ii. 360,000 shares of the Company’s restricted common stock, $ 0.001 par value per share (the “Common Shares”), which shares shall be registered on the next Form S-1 or other comparable registration statement filed by the Company; and

iii. 1,200,000 vested warrants (the “Warrants”) each convertible into one share of the Company’s common stock at an exercise price of $0.10 per warrant for a term of five (5) years.  The common shares underlying such warrants shall be registered on the next Form S-1 or other comparable registration statement filed by the Company. The terms of the Warrants shall be governed by the Form of Warrant attached hereto as Exhibit B and made a part hereof.

The sum of $30,000, Common Shares and Warrants payable to Consultant (“the fee”) is deemed earned upon execution of this Agreement and is paid to Consultant for the purpose of assuring Consultant 's availability to perform the matters outlined herein.  If for any reason, the Company determines that it shall not proceed to utilize the services of Consultant, the fee shall continue to be deemed earned by Consultant and remain non-refundable.

4.

Securities Matters.

i. Exemption and Limitation on Resale

The offer and sale of the Securities by the Company to Consultant is exempt from the 1933 Act and the Company has complied and will comply with all requirements of such exemption in all respects.

Each certificate representing Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. “

ii. Rule 144 and Resale.
              Upon Consultant informing the Company in writing that it intends to sell or transfer all or any portion of the Securities that are eligible for resale under Rule 144 promulgated under the 1933 Act (including any Rule adopted in substitution or replacement thereof), the Company will allow such sale or transfer and not interfere in any way with such sale or transfer. In addition, the Company will certify in writing to any person at the request of Consultant  that the Company is in compliance with the Rule 144 current public information requirements to enable Consultant to sell such person's securities under Rule 144 [only if Rule 144 is available for the sale], and as may be applicable under the circumstances.  If any certificate representing the Securities is presented to the Company’s transfer agent for registration or transfer in connection with any sales theretofore made in compliance with the securities laws, whether because the Securities are subject to an effective registration statement under the 1933 Act or are eligible for resale under Rule 144 [provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person in each case], the Company will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such Securities to the transferee.  All costs of such transfer shall be borne by the Company including the costs of any legal opinion.  The Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such Securities of common stock or the resale by Consultant.

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 2

iii. Obligation to satisfy Public Information.

In order to satisfy the adequate public informational requirements of Rule 144, the Company will file all reports with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than three years; and such reports are or will be true and correct in every material respect.

5.

Duties of Company

a. Company shall supply Consultant, on a regular and timely basis, with all approved data and information about the Company, its management, its products and/or services, and its operations as necessary for Consultant to perform its duties hereunder.  The Company shall be responsible for advising Consultant of any facts that would affect the accuracy of any prior data and information concerning the Company previously supplied to Consultant by any party.

b. The Company shall promptly supply Consultant with full and complete copies of all: (i) filings with all Federal and State securities agencies; (ii) shareholder reports and communications and press releases; (iii) data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (iv)  product/service brochures and sales materials.

c. The Company will notify Consultant contemporaneously if any information or data being supplied to Consultant has not been generally released or promulgated.

6. Activities of Consultant

Consultant’s activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer or finder.  Further, Consultant shall not receive any compensation of any form for introducing or locating a potential investor or members of the financial community to the Company.

Furthermore, Consultant’s activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute the services of a lawyer, accountant or market maker.

7.

Compliance with 17(b)

The Company will ensure that publishers of any publications containing information about the Company will comply with Section 17(b) of the 1933 Act regarding any publication, notice, circular, advertisement, newspaper, article, letter, investment service, or communication describing the Company or its securities which is disseminated, released, circulated, or published  by Consultant or any other party by use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails.  The Company shall comply with Section 17(b) of the 1933 Act by  disclosing in any such publication: (a) the type consideration, including cash, common stock, preferred stock, or any other form of security received or to be received; (b) the amount of the consideration; and (c) whether such consideration has been received or will be received.  Further, the Company will disclose (a) and (b) whether or not such consideration was received or will be received directly or indirectly from the Company, an underwriter or dealer.

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 3

8.

Indemnification

The Company agrees to indemnify, defend, release and hold harmless Consultant, its officers, directors, agents, employees or assigns from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise resulting from the relationship between Consultant and the Company and/or arising from this Agreement.  In the event that Consultant determines it is entitled to indemnification, Consultant shall give notice as reasonably practicable to the Company of any action, suit, proceeding or investigation or threat thereof in respect of which Consultant may seek indemnity hereunder; provided, however, failure to so notify the Company shall not relieve Consultant from any liability that it may have under this Agreement.  Upon such notification, the Company shall pay all costs and fees for the defense of such action.  Consultant shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Company with retainer fees paid in advance by the Company as requested by any law firm selected by Consultant.

9.

Term of Agreement

This Agreement shall become effective upon execution hereof and remain in effect for a period of twelve (12) months.

10.

Where Services shall be performed

Consultant‘s services shall be performed at Consultant’s main office location or other such designated location as Consultant deems the most advantageous for the services to be performed.

11.

Consultant as an Independent Contractor, Third Parties and Conflicts

Consultant is an independent contractor, and not an employee of the Company.  Consultant has no authority to bind the Company or any affiliate of the Company in any manner including any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith.  Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees.  Consultant shall be solely responsible for any Federal, State or local taxes.  Consultant may use subcontractors and third parties to provide the services set forth herein at its discretion.  The Company hereby acknowledges that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does the Company.  Additionally, the Company hereby acknowledges that Consultant may even represent companies which compete with the Company and that this Agreement is non-exclusive with regard to Consultant’s services.

12.

Records

Upon termination of this Agreement, all rights, title and interest in and to materials, records, notes, data, memorandum, models and documents produced by Consultant pertaining to the Company shall remain the property of Consultant.

13.

Termination of Agreement

This Agreement may be terminated prior to the expiration of the term set forth herein as follows:

a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

b. Upon the other party taking the benefit of any insolvency law; and/or

c. Upon the other party having or applying for a receiver appointed for either party.

Additionally, in the event the Company fails or refuses to cooperate with Consultant or fails to pay the Consultant as specified in Section 3(i), Consultant shall have the right to terminate any further performance under this Agreement.

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 4

14.

Expenses.

The Company shall be solely responsible for paying all third-party fees and expenses, including but not limited to: attorneys, accountants, auditors, blue sky service and filing fees, SEC filing fees, stock exchange fees, transfer agent fees, EDGAR filer fees, DTC fees, printing costs and Standard & Poor’s fees.  In addition, the Company will reimburse Consultant for all reasonable expenses incurred, including but not limited to: travel expenses, overnight package and mailing expenses, upon presentation of appropriate evidence of such expenses; provided, however, that any expenses in excess of $500 shall be approved in writing by the Company before they are incurred by the Consultant.

15.

The Company agrees that it will continue in its current business plan for at least three years from the date of execution of this agreement.

16.

The Company confirms it is not a shell company and has no plan to become a publicly traded shell in the future.

17.

Any claim arising out of this engagement, except actions by Consultant to enforce payment for its services, must be asserted within one year from the completion of the engagement, notwithstanding any statutory provision to the contrary.

18. Miscellaneous

18.1

Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.  In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

18.2

Headings

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

18.3

Severability

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

18.4

Entire Agreement; Amendments

This Agreement and the instruments referenced herein contain the entire understanding of Consultant and the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Consultant makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Consultant.

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 5

18.5

Notices

Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

American Realty Funds Corporation

501 S Euclid Avenue

Bay City, MI 48706

If to Consultant

Public Financial Services, LLC

14762 Wildflower Lane

Delray Beach, FL 33446

18.6

Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18.7

Failure

In the event the Company brings any action against Consultant for breach of this Agreement, Consultant’s entire liability to the Company shall not exceed the fees paid to Consultant hereunder.  In no event shall Consultant be liable to the Company or any other party for any indirect, special or consequential damages, nor for any claim against the Company by any person or entity arising from or in any way related to this Agreement.

18.8

Further Assurances

The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

18.9

Waivers

No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 6

18.10

Law and Arbitration

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles.  All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein).  This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction.  Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA.  Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable.  The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution.  In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations.  The parties shall have reasonable discovery rights as determined by the arbitration.  The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.  The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

18.11

Variations in Pronouns

Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

18.12

Presumption Against Scrivener

Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

18.13.

Attorney's Fees

In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

18.14

No Impairment

The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants referenced in Section 3 but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Consultant against impairment.

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 7

18.15

Authority

The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of the Company.  This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights.  The Company represents that except with respect to existing Company Information and properly licensed materials, the performance, distribution, or use of anticipated materials will not violate the rights of any third parties. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement, in accordance with their respective terms and conditions, will not:

a. Require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

b. Conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to the Company, or any instrument, contract, or other agreement to which the Company is a party or by or to which the Company is bound or subject.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

CONSULTANT	COMPANY
Public Financial Services, LLC	American Realty Funds Corporation
/s/Joel Arberman	/s/ Joel Wilson
By: Joel Arberman	By: Joel Wilson

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Agreed and Accepted by: /s/JA  JJW

EX-10.2 – Pg. 8